EXHIBIT 99.1

VCAT Reports Results for the Three and Nine Months

Ended March 31, 2006

San Diego, California, May 12, 2006 – Venture Catalyst Incorporated (“VCAT”) (OTCBB: VCAT), today reported operating results for the three and nine months ended March 31, 2006.

Three Months Ended March 31, 2006 Results

VCAT reported net income for the three months ended March 31, 2006, of $80,000 or $.01 per share. This compares with net income of $29,000, or nil per share, for the three months ended March 31, 2005.

Revenues for the three months ended March 31, 2006 were $2,521,000, as compared to $2,168,000 during the three months ended March 31, 2005. Revenues from consulting services in the current period were $1,942,000, compared to $1,850,000 earned during the same period in the prior year. Revenues from software products and related services in the current period were $578,000, as compared to $318,000 in the same period last year.

Costs of revenues were $1,210,000 during the three months ended March 31, 2006, as compared to $928,000 during the three months ended March 31, 2005.

Operating expenses, consisting of general and administrative, sales and marketing, and research and development, were $1,083,000 during the three months ended March 31, 2006, compared to $1,185,000 during the three months ended March 31, 2005.

Other income was $39,000 during the three months ended March 31, 2006, compared to $18,000 during the three months ended March 31, 2005.

For the three months ended March 31, 2006, VCAT recorded an income tax provision of $187,000. VCAT recorded an income tax provision for the three months ended March 31, 2005 of $44,000.

Nine Months Ended March 31, 2006 Results

VCAT reported a net loss for the nine months ended March 31, 2006, of $5,000 or nil per share. This compares with a net loss of $41,000, or $0.01 loss per share, for the nine months ended March 31, 2005.

Revenues for the nine months ended March 31, 2006 were $6,657,000, as compared to $5,656,000 during the nine months ended March 31, 2005. Revenues from consulting services in the current period were $5,831,000, compared to $5,300,000 earned during the same period in the prior year. Revenues from software products and related services in the current period were $826,000, as compared to $357,000 in the same period last year.

Costs of revenues were $3,281,000 during the nine months ended March 31, 2006, as compared to $2,841,000 during the nine months ended March 31, 2005.

Operating expenses, consisting of general and administrative, sales and marketing, and research and development, were $3,760,000 during the nine months ended March 31, 2006, compared to $2,982,000 during the nine months ended March 31, 2005.

Other income was $451,000 during the nine months ended March 31, 2006, compared to $60,000 during the nine months ended March 31, 2005.

For the nine months ended March 31, 2006, VCAT recorded an income tax provision of $73,000. The income tax provision for the nine months ended March 31, 2006 was higher than the income before income taxes as a result of an adjustment of $34,000 to the income taxes due for the prior fiscal year recorded during the current year period. VCAT recorded an income tax benefit for the nine months ended March 31, 2005 of $65,000.

As of March 31, 2006, VCAT’s unrestricted cash and cash equivalents balance was $4,067,000.

About Venture Catalyst Incorporated

VCAT is a provider of consulting services and technology in the gaming and hospitality market. VCAT is headquartered in San Diego, California, and has offices in Las Vegas, Nevada.

Contact:

Investor Relations

Andrew Laub, 619-330-4000

ir@vcat.com

VENTURE CATALYST INCORPORATED

STATEMENTS OF OPERATIONS

For the Three Months Ended March 31,

(Unaudited)

	2006	2005
Revenues:
Consulting services	$1,942,275	$1,849,843
Software products and related services	578,398	317,668

Total revenues	2,520,673	2,167,511
Cost of revenues:
Consulting services	813,390	657,866
Software products and related services	396,618	269,910

Total cost of revenues	1,210,008	927,776

Gross profit	1,310,665	1,239,735

Operating expenses:
General and administrative	809,045	1,024,301
Sales and marketing	220,591	136,978
Research and development	53,708	23,472

Total operating expenses	1,083,344	1,184,751

Operating income	227,321	54,984

Other income:
Interest income	39,324	17,780

Other income	39,324	17,780

Net income before income tax provision	266,645	72,764
Income tax provision	(186,599)	(44,000)

Net income	$80,046	$28,764

Basic and diluted income per share:
Net income per share – basic	$.01	$.00

Net income per share – diluted	$.01	$.00

Weighted average common shares outstanding:
Basic	7,220,098	7,206,598

Diluted	8,034,812	7,332,028

VENTURE CATALYST INCORPORATED

STATEMENTS OF OPERATIONS

For the Nine Months Ended March 31,

(Unaudited)

	2006	2005
Revenues:
Consulting services	$5,831,011	$5,299,843
Software products and related services	826,152	356,639

Total revenues	6,657,163	5,656,482
Cost of revenues:
Consulting services	2,384,599	1,901,528
Software products and related services	896,085	939,091

Total cost of revenues	3,280,684	2,840,619

Gross profit	3,376,479	2,815,863

Operating expenses:
General and administrative	2,901,991	2,424,316
Sales and marketing	680,703	509,436
Research and development	177,503	48,447

Total operating expenses	3,760,197	2,982,199

Operating loss	(383,718)	(166,336)

Other income:
Interest income	104,069	43,798
Litigation settlement income	347,000	—
Other gains	—	16,606

Other income	451,069	60,404

Net income (loss) before income tax benefit	67,351	(105,932)
Income tax (provision) benefit	(72,599)	65,000

Net loss	$(5,248)	$(40,932)

Basic and diluted loss per share:
Net loss per share – basic	$(.00)	$(.01)

Net loss per share – diluted	$(.00)	$(.01)

Weighted average common shares outstanding:
Basic	7,211,032	7,206,598

Diluted	7,211,032	7,206,598